UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2008

The First Marblehead Corporation

(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 895-4283

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement

On April 17, 2008, The First Marblehead Corporation (the “Corporation”) received notice from Bank of America, N.A. (the “Bank”) that the Bank elected to terminate its agreements with the Corporation due to the voluntary bankruptcy petition filed by The Education Resources Institute, Inc. (“TERI”) on April 7, 2008. Termination of the parties’ agreements relating to the Bank’s direct-to-consumer loan program (the “DTC Program”) will be effective as of May 17, 2008. Termination of the parties’ agreements relating to the Bank’s school channel loan programs (the “School Channel Program”) will be effective as of April 17, 2008.

The Corporation received separate notices (the “Notices”) relating to (i) the Umbrella Agreement, dated as of April 1, 2006, between the Corporation and the Bank (as amended, the “DTC Umbrella Agreement”), which applies to the DTC Program, and (ii) the Amended and Restated Umbrella Agreement, dated as of June 30, 2006, between the Corporation and the Bank (as amended, the “School Channel Umbrella Agreement” and together with the DTC Umbrella Agreement, the “Umbrella Agreements”), which applies to the School Channel Program. The Umbrella Agreements were listed as exhibits to the Corporation’s annual report on Form 10-K for the fiscal year ended June 30, 2007, and the most recent amendments to the Umbrella Agreements were filed as exhibits to the Corporation’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2007.

DTC Program

The DTC Umbrella Agreement provides for a term lasting until the “Termination Date,” as defined in the DTC Umbrella Agreement. The definition of “Termination Date” includes the 30th calendar day after delivery of a written notice that the Bank has elected to terminate because a TERI Insolvency Event has occurred. “TERI Insolvency Event” is defined to include the commencement by TERI of a voluntary petition under federal bankruptcy laws. The definition of “Termination Date” also includes the 90th calendar day after delivery by one of the parties of notice of termination for its convenience.

The Bank has requested the Corporation’s assistance in developing a transition plan with regard to applications and approved loans that have not been fully processed or funded. The DTC Umbrella Agreement provides that the Corporation retains the right to purchase DTC Program loans made prior to the Termination Date, on terms set forth in the Note Purchase Agreement, dated as of April 1, 2006, between the Corporation and the Bank, until the end of the Right of First Refusal Period (as defined in the Note Purchase Agreement).

School Channel Program

The School Channel Umbrella Agreement provides that either the Corporation or the Bank may terminate the School Channel Umbrella Agreement for cause if TERI becomes a debtor in any bankruptcy or insolvency proceedings. The School Channel Umbrella Agreement was also terminable by either of the parties upon 180 days notice.

The Corporation has been advised by the Bank that the Bank will complete all scheduled funding with respect to applications it approved prior to termination. The School Channel Umbrella Agreement provides that, with respect to School Channel Program loans originated prior to termination, the Corporation’s purchase rights under the Amended and Restated Note Purchase Agreement, dated as of June 30, 2006, between the Corporation and the Bank will not be affected.

Structural advisory fees and residuals from securitization of loans originated by the Bank represented approximately 15% of the Corporation’s total revenue for fiscal 2007. Loans originated by the Bank represented approximately 16% of the Corporation’s total principal amount of loans facilitated and available for securitization as of December 31, 2007.

The foregoing summary is subject to, and qualified by, the Notices, which are attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Notice of termination of DTC Umbrella Agreement

99.2	Notice of termination of School Channel Umbrella Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION

Date: April 18, 2008

By:  /s/  Peter B. Tarr

        Peter B. Tarr

        Chairman of the Board and General Counsel